Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Third Quarter 2021 Financial Results and a Quarterly Cash Dividend of $0.33 Per Share

Third Quarter 2021 Summary

•Net income of $90.1 million, or $0.95 per diluted share
•Total revenue increased to $199.2 million, compared with $187.7 million in the prior quarter
•Return on average assets of 1.73%, return on average equity of 12.67%, and return on average tangible common equity of 19.89%(1)
•Pre-provision net revenue (“PPNR”) on average assets of 1.98%, annualized, and efficiency ratio of 47.5%(1)
•Loan and deposit growth of 11.5% and 10.7%, annualized, respectively
•Net interest margin of 3.51%, compared with 3.44% in the prior quarter
•Cost of deposits of 0.06% in the third quarter compared with 0.08% in the prior quarter
•Tangible book value per diluted share increased to $19.75, compared with $19.38 at prior quarter(1)

Irvine, Calif., October 21, 2021 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank (the “Bank”), reported net income of $90.1 million, or $0.95 per diluted share, for the third quarter of 2021, compared with net income of $96.3 million, or $1.01 per diluted share, for the second quarter of 2021, and net income of $66.6 million, or $0.70 per diluted share, for the third quarter of 2020.

For the quarter ended September 30, 2021, the Company’s return on average assets (“ROAA”) was 1.73%, return on average equity (“ROAE”) was 12.67%, and return on average tangible common equity (“ROATCE”) was 19.89%, compared to 1.90%, 14.02%, and 22.45%, respectively, for the second quarter of 2021 and 1.31%, 9.90%, and 16.44%, respectively, for the third quarter of 2020. Total assets were $21.01 billion at September 30, 2021, compared to $20.53 billion at June 30, 2021, and $19.84 billion at September 30, 2020. A reconciliation of the non-U.S. generally accepted accounting principles (“GAAP”) measure of ROATCE to the GAAP measure of ROAE is set forth at the end of this press release.

Steven R. Gardner, Chairman, President, and Chief Executive Officer of the Company, commented, “Our teams continue to drive positive results and deliver a high level of profitability, which we have done consistently over time and throughout varying economic cycles. While the resurgence of COVID-19 cases slowed the pace of the economic recovery during the third quarter, our dynamic business development capabilities coupled with our proprietary technology enabled us to generate high quality loan and deposit growth, increase revenue, and achieve higher positive operating leverage. These efforts further improved our core earnings power.

“The experience and expertise we have built across the organization provides consistently strong loan production and inflows of low-cost deposits. During the third quarter, we generated $1.46 billion in new loan commitments, resulting in 11.5% annualized loan growth and a favorable mix shift in earning assets. Combined with the positive impact of eliminating higher cost funding sources, these efforts led to net interest income growth of 20.2%, annualized, and net interest margin expansion during the third quarter.

“Our new business pipelines remain healthy, which we anticipate contributing to solid organic growth and strong financial performance, while also remaining well positioned to take advantage of strategic growth opportunities that create long-term value for our shareholders and further enhance our franchise,” said Mr. Gardner.
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2021	2021	2020
Financial highlights (unaudited)
Net income	$90,088	$96,302	$66,566
Diluted earnings per share	0.95	1.01	0.70
Common equity dividend per share paid	0.33	0.33	0.25
Return on average assets	1.73%	1.90%	1.31%
Return on average equity	12.67	14.02	9.90
Return on average tangible common equity (1)	19.89	22.45	16.44
Pre-provision net revenue on average assets (1)	1.98	1.84	1.92
Net interest margin	3.51	3.44	3.54
Core net interest margin (1)	3.30	3.22	3.23
Cost of deposits	0.06	0.08	0.20
Efficiency ratio (1)	47.5	49.4	47.4
Noninterest expense (excluding merger-related expense) as a percent of average assets (1)	1.85%	1.86%	1.88%
Total assets	$21,005,211	$20,529,486	$19,844,240
Total deposits	17,469,999	17,015,097	16,330,807
Loans to deposit ratio	80.0%	79.9%	82.4%
Non-maturity deposits as a percent of total deposits	93.6	92.6	89.5
Book value per share	$30.08	$29.72	$28.48
Tangible book value per share (1)	19.75	19.38	18.01
Total risk-based capital ratio	14.56%	15.61%	16.11%
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $169.1 million in the third quarter of 2021, an increase of $8.1 million, or 5.1%, from the second quarter of 2021. The increase in net interest income reflected higher average interest-earning assets, higher loan fees, one more day of interest, and a lower cost of funds as compared to the prior quarter, partially offset by lower average investment and loan yields.

The net interest margin for the third quarter of 2021 was 3.51%, compared with 3.44% in the prior quarter. Our core net interest margin, which excludes the impact of $9.4 million loan accretion income, compared to $9.5 million in the prior quarter, certificates of deposit mark-to-market amortization, and other adjustments, increased 8 basis points to 3.30%, reflecting lower cost of funds and higher loan fees, partially offset by lower average investment and loan yields.

Net interest income for the third quarter of 2021 increased $2.5 million, or 1.5%, compared to the third quarter of 2020. The increase was attributable to lower cost of funds, a $1.52 billion increase in average investment securities, and a $377.5 million decrease in average interest-bearing liabilities, which primarily resulted from the redemptions of subordinated debentures, partially offset by lower average interest-earning assets yields and lower average loan balances.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)
	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost
Assets
Cash and cash equivalents	$663,076	$195	0.12%	$1,323,186	$315	0.10%	$1,388,897	$305	0.09%
Investment securities	4,807,854	18,827	1.57	4,243,644	18,012	1.70	3,283,840	14,231	1.73
Loans receivable, net (1) (2)	13,660,242	157,025	4.56	13,216,973	152,365	4.62	14,034,868	167,455	4.75
Total interest-earning assets	$19,131,172	$176,047	3.65	$18,783,803	$170,692	3.64	$18,707,605	$181,991	3.87

Liabilities
Interest-bearing deposits	$10,536,091	$2,432	0.09	$10,395,002	$3,265	0.13	$10,703,431	$8,509	0.32
Borrowings	332,245	4,546	5.43	486,718	6,493	5.35	542,437	6,936	5.09
Total interest-bearing liabilities	$10,868,336	$6,978	0.25	$10,881,720	$9,758	0.36	$11,245,868	$15,445	0.55
Noninterest-bearing deposits	$6,809,211			$6,341,063			$5,877,619
Net interest income		$169,069			$160,934			$166,546
Net interest margin (3)			3.51			3.44			3.54
Cost of deposits (4)			0.06			0.08			0.20
Cost of funds (5)			0.16			0.23			0.36
Ratio of interest-earning assets to interest-bearing liabilities			176.03			172.62			166.35
____________________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums.
(2) Interest income includes net discount accretion of $9.4 million, $9.5 million, and $12.2 million, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.

Provision for Credit Losses

For the third quarter of 2021, the Company recorded a $19.7 million provision recapture, compared to a $38.5 million provision recapture for the second quarter of 2021, and a $4.2 million provision expense for the third quarter of 2020. The provision recapture for the third quarter of 2021 was comprised of a $19.5 million provision recapture for loan losses, a $194,000 provision recapture for unfunded commitments, and $11,000 provision expense for held-to-maturity securities that were transferred from available-for-sale during the third quarter. The provision recaptures for loans and unfunded commitments during the third quarter of 2021 were reflective of improving economic forecasts employed in the Company’s current expected credit losses (“CECL”) model relative to prior periods and the favorable asset quality profile of the loan portfolio, partially offset by an increase in loans held for investment. The provision expense in the third quarter of 2020 reflected the impact of changes in economic forecasts related to the COVID-19 pandemic.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Provision for credit losses
Provision for loan losses	$(19,543)	$(33,131)	$4,702
Provision for unfunded commitments	(194)	(5,345)	(492)
Provision for held-to-maturity securities	11	—	—
Total provision for credit losses	$(19,726)	$(38,476)	$4,210

Noninterest Income

Noninterest income for the third quarter of 2021 was $30.1 million, an increase of $3.4 million from the second quarter of 2021. The increase was primarily due to a $3.5 million increase in trust custodial account fees and a $987,000 increase in earnings on bank-owned life insurance ("BOLI"), partially offset by a $895,000 decrease in net gain from sales of investment securities. Also, other income included a $970,000 net gain on debt extinguishment compared to a $647,000 loss in the prior quarter, partially offset by $1.1 million lower CRA investment income and $483,000 lower Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loan referral fees.

During the third quarter of 2021, the Bank sold $12.0 million of SBA loans for a net gain of $1.2 million, compared to the sales of $14.7 million of SBA loans for a net gain of $1.5 million in the second quarter of 2021.

Additionally, during the third quarter of 2021, the Bank sold $161.6 million of investment securities for a net gain of $4.2 million, compared to the sales of $280.2 million of investment securities for a net gain of $5.1 million in the second quarter of 2021.

Noninterest income for the third quarter of 2021 increased $3.3 million, or 12.5%, compared to the third quarter of 2020. The increase was primarily due to a $4.5 million increase in trust custodial account fees, a $3.0 million increase in net gain from sales of investment securities, a $1.9 million increase in other income, and a $996,000 increase in earnings on BOLI, partially offset by a $8.4 million decrease in net gain from sales of loans.

The net gain from sales of loans for the third quarter of 2021 decreased from the same period last year reflecting lower net gain from the sales of $12.0 million of SBA loans for a net gain of $1.2 million, compared with the sales of $1.16 billion SBA PPP loans for a net gain of $19.0 million in the third quarter of 2020, offset by sales of $96.2 million of other loans for a net loss of $9.4 million during the third quarter of 2020.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Noninterest income
Loan servicing income	$536	$622	$481
Service charges on deposit accounts	2,375	2,222	1,593
Other service fee income	350	352	487
Debit card interchange fee income	834	1,099	944
Earnings on BOLI	3,266	2,279	2,270
Net gain from sales of loans	1,187	1,546	9,542
Net gain from sales of investment securities	4,190	5,085	1,141
Trust custodial account fees	11,446	7,897	6,960
Escrow and exchange fees	1,867	1,672	1,142
Other income	4,049	3,955	2,198
Total noninterest income	$30,100	$26,729	$26,758

 Noninterest Expense

Noninterest expense totaled $96.0 million for the third quarter of 2021, an increase of $1.5 million compared to the second quarter of 2021, primarily driven by a $531,000 increase in data processing expense and a $518,000 increase in marketing expense.

Noninterest expense decreased by $2.5 million compared to the third quarter of 2020. The decrease was primarily due to $3.0 million of merger-related expense for the third quarter of 2020 relating to the Opus Bank acquisition. Excluding merger-related expense, noninterest expense increased $449,000 compared to the third quarter of 2020, primarily due to a $2.6 million increase in compensation and benefits, offset by a $1.3 million decrease in office expense.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Noninterest expense
Compensation and benefits	$53,592	$53,474	$51,021
Premises and occupancy	12,611	12,240	12,373
Data processing	6,296	5,765	6,783
Other real estate owned operations, net	—	—	(17)
FDIC insurance premiums	1,392	1,312	1,145
Legal and professional services	4,563	4,186	5,108
Marketing expense	2,008	1,490	1,718
Office expense	1,076	1,589	2,389
Loan expense	1,332	1,165	802
Deposit expense	3,974	3,985	4,728
Merger-related expense	—	—	2,988
Amortization of intangible assets	3,912	4,001	4,538
Other expense	5,284	5,289	5,003
Total noninterest expense	$96,040	$94,496	$98,579

Income Tax

For the third quarter of 2021, our income tax expense totaled $32.8 million, resulting in an effective tax rate of 26.7%, compared with income tax expense of $35.3 million and an effective tax rate of 26.8% for the second quarter of 2021, and income tax expense of $23.9 million and an effective tax rate of 26.5% for the third quarter of 2020. Based on our actual and projected level of earnings for 2021, our estimated effective tax rate for the full year is expected to be in the range of 26 to 27%.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $13.98 billion at September 30, 2021, an increase of $388.3 million, or 2.9%, from June 30, 2021, and an increase of $532.0 million, or 4.0%, from September 30, 2020. The increase from June 30, 2021 was primarily driven by loan fundings, slightly higher line utilization rates, and lower prepayments and maturities. The increase in loans held for investment from September 30, 2020 was primarily driven by higher loan production, partially offset by loan amortizations, prepayments, and maturities, as well as loan sales.

During the third quarter of 2021, the Bank generated $1.46 billion of loan commitments and funded $1.10 billion of new loans, compared with $1.58 billion in loan commitments and $1.15 billion in funded loans for the second quarter of 2021, and $360.0 million in loan commitments and $280.8 million in funded loans for the third quarter of 2020. Business line commitments totaled $2.75 billion with an average utilization rate of 33.12% for the third quarter of 2021, compared with business line commitments of $2.59 billion with an average utilization rate of 31.96% for the second quarter of 2021, and business line commitments of $2.11 billion with an average utilization rate of 36.37% for the third quarter of 2020.

At September 30, 2021, the ratio of loans held for investment to total deposits was 80.0%, compared with 79.9% and 82.4% at June 30, 2021 and September 30, 2020, respectively.

The following table presents the primary loan roll-forward activities for total loans, including both loans held for investment and loans held for sale, during the quarters indicated:

	Three Months Ended
	September 30,	June 30,
(Dollars in thousands)	2021	2021
Beginning loan balance	$13,599,312	$13,124,703
New commitments	1,459,201	1,576,884
Unfunded new commitments	(359,000)	(423,797)
Net new fundings	1,100,201	1,153,087
Amortization/maturities/payoffs	(762,795)	(821,502)
Net draws on existing lines of credit	69,141	161,273
Loan sales	(12,258)	(14,959)
Charge-offs	(2,640)	(3,290)
Net increase	391,649	474,609
Ending loan balance	$13,990,961	$13,599,312

The following table presents the composition of the loan portfolio as of the dates indicated:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Investor loans secured by real estate
Commercial real estate (“CRE”) non-owner-occupied	$2,823,065	$2,810,233	$2,707,930
Multifamily	5,705,666	5,539,464	5,142,069
Construction and land	292,815	297,728	337,872
SBA secured by real estate (1)	49,446	53,003	57,610
Total investor loans secured by real estate	8,870,992	8,700,428	8,245,481
Business loans secured by real estate (2)
CRE owner-occupied	2,242,164	2,089,300	2,119,788
Franchise real estate secured	354,481	358,120	359,329
SBA secured by real estate (3)	69,937	72,923	84,126
Total business loans secured by real estate	2,666,582	2,520,343	2,563,243
Commercial loans (4)
Commercial and industrial	1,888,870	1,795,144	1,820,995
Franchise non-real estate secured	392,950	401,315	515,980
SBA non-real estate secured	12,732	13,900	16,748
Total commercial loans	2,294,552	2,210,359	2,353,723
Retail loans
Single family residential (5)	144,309	157,228	243,359
Consumer	6,426	6,240	45,034
Total retail loans	150,735	163,468	288,393
Gross loans held for investment (6)	13,982,861	13,594,598	13,450,840
Allowance for credit losses for loans held for investment	(211,481)	(232,774)	(282,503)
Loans held for investment, net	$13,771,380	$13,361,824	$13,168,337

Total unfunded loan commitments	$2,504,188	$2,345,364	$1,868,264
Loans held for sale, at lower of cost or fair value	$8,100	$4,714	$1,032
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $85.0 million, $94.4 million, and $126.3 million as of September 30, 2021, June 30, 2021, and September 30, 2020, respectively.

The total end-of-period weighted average interest rate on loans, excluding fees and discounts, at September 30, 2021 was 4.03%, compared to 4.11% at June 30, 2021, and 4.34% at September 30, 2020. The quarter-over-quarter and year-over-year decreases reflect the continued impact from prepayments of higher rate loans and lower rates on new originations.

The following table presents the composition of loan commitments originated during the quarters indicated:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Investor loans secured by real estate
CRE non-owner-occupied	$105,792	$181,995	$40,518
Multifamily	613,640	631,360	182,575
Construction and land	99,943	148,422	37,087
SBA secured by real estate (1)	1,410	—	—
Total investor loans secured by real estate	820,785	961,777	260,180
Business loans secured by real estate (2)
CRE owner-occupied	256,269	181,385	30,594
Franchise real estate secured	19,207	39,320	—
SBA secured by real estate (3)	15,065	13,445	799
Total business loans secured by real estate	290,541	234,150	31,393
Commercial loans (4)
Commercial and industrial	310,985	316,162	56,959
Franchise non-real estate secured	21,654	41,501	9,665
SBA non-real estate secured	—	1,000	—
Total commercial loans	332,639	358,663	66,624
Retail loans
Single family residential (5)	14,782	14,744	—
Consumer	454	7,550	1,825
Total retail loans	15,236	22,294	1,825
Total loan commitments	$1,459,201	$1,576,884	$360,022
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The weighted average interest rate on new loan commitments was 3.66% in the third quarter of 2021, compared with 3.59% in the second quarter of 2021, and 3.61%, in the third quarter of 2020.

Asset Quality and Allowance for Credit Losses

At September 30, 2021, our allowance for credit losses (“ACL”) on loans held for investment was $211.5 million, a decrease of $21.3 million from June 30, 2021, and a decrease of $71.0 million from September 30, 2020. The provision for credit loss recapture during the current quarter was reflective of improving economic forecasts employed in the Company's CECL model relative to the prior quarter and the favorable asset quality profile of the loan portfolio, partially offset by an increase in loans held for investment during the quarter. The decrease from September 30, 2020 was primarily due to changes in economic forecasts employed in the Company's CECL model related to the COVID-19 pandemic.

During the third quarter of 2021, the Company incurred $1.8 million of net charge-offs, compared to $1.1 million and $4.5 million during the second quarter of 2021 and the third quarter of 2020, respectively.

The following table provides the allocation of the ACL for loans held for investment as well as the activity in the ACL attributed to various segments in the loan portfolio as of and for the period indicated:

	Three Months Ended September 30, 2021
(Dollars in thousands)	Beginning ACL Balance	Charge-offs	Recoveries	Provision for Credit Losses	Ending ACL Balance
Investor loans secured by real estate
CRE non-owner occupied	$47,112	$—	$—	$(4,645)	$42,467
Multifamily	59,059	—	—	(6,895)	52,164
Construction and land	9,548	—	—	(1,531)	8,017
SBA secured by real estate (1)	4,681	(158)	—	(644)	3,879
Business loans secured by real estate (2)
CRE owner-occupied	35,747	—	14	(2,082)	33,679
Franchise real estate secured	11,436	—	—	(1,810)	9,626
SBA secured by real estate (3)	6,317	—	50	(1,263)	5,104
Commercial loans (4)
Commercial and industrial	39,879	(84)	729	(2,929)	37,595
Franchise non-real estate secured	17,313	(2,398)	80	2,523	17,518
SBA non-real estate secured	730	—	15	(113)	632
Retail loans
Single family residential (5)	670	—	2	(143)	529
Consumer loans	282	—	—	(11)	271
Totals	$232,774	$(2,640)	$890	$(19,543)	$211,481
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The ratio of allowance for credit losses to loans held for investment at September 30, 2021 was 1.51%, compared to 1.71% at June 30, 2021 and 2.10% at September 30, 2020. The fair value net discount on loans acquired through total bank acquisitions was $85.0 million, or 0.60% of total loans held for investment, as of September 30, 2021, compared to $94.4 million, or 0.69% of total loans held for investment, as of June 30, 2021, and $126.3 million, or 0.93% of total loans held for investment, as of September 30, 2020.

Nonperforming assets totaled $35.1 million, or 0.17% of total assets, at September 30, 2021, compared with $34.4 million, or 0.17% of total assets, at June 30, 2021, and $27.5 million, or 0.14% of total assets, at September 30, 2020. Total loan delinquencies were $20.2 million, or 0.14% of loans held for investment, at September 30, 2021, compared to $19.3 million, or 0.14% of loans held for investment, at June 30, 2021, and $29.4 million, or 0.22% of loans held for investment, at September 30, 2020.

Classified loans totaled $124.5 million, or 0.89% of loans held for investment, at September 30, 2021, compared with $131.4 million, or 0.97% of loans held for investment, at June 30, 2021, and $136.7 million, or 1.02% of loans held for investment, at September 30, 2020. The quarter-over-quarter and year-over-year decrease was primarily driven by the net changes in risk ratings.

Interest is not typically accrued on loans 90 days or more past due or when, in the opinion of management, there is reasonable doubt as to the timely collection of principal or interest. There were no loans 90 days or more past due and still accruing interest at September 30, 2021. There were six troubled debt restructured loans belonging to two borrower relationships totaling $17.6 million at September 30, 2021, compared to $17.8 million troubled debt restructured loans comprised of the same six loans to the two borrower relationships reported at June 30, 2021, and no troubled debt restructured loans at September 30, 2020.

At September 30, 2021, there were no COVID-19 loan modifications remaining within their modification period and no loans were in-process for potential modification. At June 30, 2021, there was one residential loan for $819,000 classified as a COVID-19 modification under Section 4013 of the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") and no loans were in-process for potential modification.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Asset quality
Nonperforming loans	$35,090	$34,387	$27,214
Other real estate owned	—	—	334
Nonperforming assets	$35,090	$34,387	$27,548

Total classified assets (1)	$124,506	$131,350	$137,042
Allowance for credit losses	211,481	232,774	282,503
Allowance for credit losses as a percent of total nonperforming loans	603%	677%	1,038%
Nonperforming loans as a percent of loans held for investment	0.25	0.25	0.20
Nonperforming assets as a percent of total assets	0.17	0.17	0.14
Classified loans to total loans held for investment	0.89	0.97	1.02
Classified assets to total assets	0.59	0.64	0.69
Net loan charge-offs for the quarter ended	$1,750	$1,094	$4,470
Net loan charge-offs for the quarter to average total loans	0.01%	0.01%	0.03%
Allowance for credit losses to loans held for investment (2)	1.51	1.71	2.10
Loans modified under the CARES Act	$—	$819	$118,298
Loans modified under the CARES Act as a percent of loans held for investment	—%	0.01%	0.88%
Delinquent loans
30 - 59 days	$728	$207	$7,084
60 - 89 days	936	83	1,086
90+ days	18,514	19,045	21,206
Total delinquency	$20,178	$19,335	$29,376
Delinquency as a percentage of loans held for investment	0.14%	0.14%	0.22%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At September 30, 2021, 40% of loans held for investment include a fair value net discount of $85.0 million, or 0.60% of loans held for investment. At June 30, 2021, 45% of loans held for investment include a fair value net discount of $94.4 million, or 0.69% of loans held for investment. At September 30, 2020, 58% of loans held for investment include a fair value net discount of $126.3 million, or 0.93% of loans held for investment.

Investment Securities

During the third quarter of 2021, the Company transferred $157.6 million of municipal bonds from available-for-sale to held-to-maturity at fair value. At September 30, 2021, investment securities available-for-sale were $4.71 billion and investment securities held-to-maturity were $170.6 million. In total, investment securities were $4.88 billion at September 30, 2021, an increase of $374.0 million from June 30, 2021, and an increase of $1.25 billion from September 30, 2020. The increase in the third quarter of 2021 compared to the prior quarter was primarily the result of $735.3 million in purchases, partially offset by $161.6 million in sales and $167.3 million in principal payments, amortization, and redemptions, a $32.4 million decrease in mark-to-market fair value adjustment, and an $11,000 ACL on held-to-maturity securities. The Company’s assessment of available-for-sale investment securities indicated that no ACL was required as of September 30, 2021.

The increase in investment securities from September 30, 2020 was primarily the result of $2.72 billion in purchases, partially offset by $819.7 million in sales, $586.3 million in principal payments, amortization, and redemptions, a $59.3 million decrease in mark-to-market fair value adjustment, and an $11,000 ACL on held-to-maturity securities.

Deposits

At September 30, 2021, deposits totaled $17.47 billion, an increase of $454.9 million, or 2.7%, from June 30, 2021, and an increase of $1.14 billion, or 7.0%, from September 30, 2020. At September 30, 2021, non-maturity deposits totaled $16.36 billion, or 93.6% of total deposits, an increase of $601.5 million, or 3.8%, from June 30, 2021, and an increase of $1.74 billion, or 11.9%, from September 30, 2020. During the third quarter of 2021, deposit increases included $374.6 million in interest-bearing checking deposits, $153.9 million in money market and savings deposits, and $73.1 million in noninterest-bearing deposits, primarily driven by an increase in business deposit account balances, partially offset by a decrease of $146.6 million in retail certificates of deposits, as compared to the second quarter of 2021.

The weighted average cost of deposits for the third quarter of 2021 was 0.06%, compared to 0.08% for the second quarter of 2021, and 0.20% for the third quarter of 2020, including the favorable impact of the acquired certificates of deposit mark-to-market amortization of 0.01%, 0.02%, and 0.07%, respectively. The decrease in the weighted average cost of deposits in the third quarter of 2021 compared to the prior quarters was driven by lower pricing as well as deposit mix.

The end of period weighted average rate of deposits at September 30, 2021 was 0.04%.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Deposit accounts
Noninterest-bearing checking	$6,841,495	$6,768,384	$5,895,744
Interest-bearing:
Checking	3,477,902	3,103,343	2,937,910
Money market/savings	6,037,532	5,883,672	5,778,688
Retail certificates of deposit	1,113,070	1,259,698	1,542,029
Wholesale/brokered certificates of deposit	—	—	176,436
Total interest-bearing	10,628,504	10,246,713	10,435,063
Total deposits	$17,469,999	$17,015,097	$16,330,807

Cost of deposits	0.06%	0.08%	0.20%
Noninterest-bearing deposits as a percentage of total deposits	39.2	39.8	36.1
Non-maturity deposits as a percent of total deposits	93.6	92.6	89.5
Core deposits as a percent of total deposits (1)	97.0	96.5	96.0
______________________________
(1) Core deposits are all transaction accounts and non-brokered certificates of deposit less than $250,000.

Borrowings

At September 30, 2021, total borrowings amounted to $480.4 million, an increase of $3.8 million from June 30, 2021, and a decrease of $62.0 million from September 30, 2020. Total borrowings at September 30, 2021 were comprised of $150.0 of Federal Home Loan Bank of San Francisco (“FHLB”) advances and $330.4 million of subordinated debt. The increase in borrowings at September 30, 2021 as compared to June 30, 2021 was primarily due to an increase of $150.0 million in FHLB advances, offset by redemptions of $135.0 million in subordinated notes and $10.4 million in junior subordinated debt securities with an aggregate net book value totaling $146.4 million. The decrease in borrowings at September 30, 2021 as compared to September 30, 2020 was primarily due to the redemption of $160.0 million in subordinated notes and $10.4 million junior subordinated debt securities, offset by an increase of $109.0 million in FHLB advances.

Capital Ratios

At September 30, 2021, our common stockholder's equity was $2.84 billion, or 13.51% of total assets, compared with $2.81 billion, or 13.70%, at June 30, 2021, and $2.69 billion, or 13.55%, at September 30, 2020, with a book value per share of $30.08, compared with $29.72 at June 30, 2021, and $28.48 at September 30, 2020. At September 30, 2021, our ratio of tangible common equity to total assets was 9.30%, compared with 9.38% at June 30, 2021, and 9.01% at September 30, 2020, with a tangible book value per share of $19.75, compared with $19.38 at June 30, 2021, and $18.01 at September 30, 2020. Reconciliations of the non-GAAP measures of tangible common equity ratio and tangible book value per share to the GAAP measures of common stockholders' equity and book value per share, respectively, are set forth at the end of this press release.

The Company implemented the CECL model on January 1, 2020 and elected to phase in the full effect of CECL on regulatory capital over the five-year transition period. At September 30, 2021, the Company had a tier 1 leverage ratio of 9.85%, common equity tier 1 capital ratio of 11.96%, tier 1 capital ratio of 11.96%, and total capital ratio of 14.56%. At September 30, 2021, the Bank had a tier 1 leverage ratio of 11.38%, common equity tier 1 capital ratio of 13.81%, tier 1 capital ratio of 13.81%, and total capital ratio of 14.61%. The decrease in total capital ratio from prior quarters was primarily driven by the redemptions of subordinated debentures during the current quarter.

The capital ratios of the Company and the Bank exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage ratio, 6.50% for common equity tier 1 capital ratio, 8.00% for tier 1 capital ratio, and 10.00% for total capital ratio and exceeded the minimum capital ratio levels inclusive of the fully phased-in capital conservation buffer of 4.00%, 7.00%, 8.50%, and 10.50%, respectively.

	September 30,	June 30,	September 30,
Capital ratios	2021	2021	2020
Pacific Premier Bancorp, Inc. Consolidated
Tier 1 leverage ratio	9.85%	9.83%	9.09%
Common equity tier 1 risk-based capital ratio	11.96	11.89	11.79
Tier 1 capital ratio	11.96	11.89	11.79
Total capital ratio	14.56	15.61	16.11
Tangible common equity ratio (1)	9.30	9.38	9.01

Pacific Premier Bank
Tier 1 leverage ratio	11.38%	11.31%	10.33%
Common equity tier 1 risk-based capital ratio	13.81	13.67	13.40
Tier 1 capital ratio	13.81	13.67	13.40
Total capital ratio	14.61	15.44	15.48

Share data
Book value per share	$30.08	$29.72	$28.48
Tangible book value per share (1)	19.75	19.38	18.01
Common equity dividends declared per share	0.33	0.33	0.25
Closing stock price (2)	41.44	42.29	20.14
Shares issued and outstanding	94,354,211	94,656,575	94,375,521
Market capitalization (2)(3)	$3,910,039	$4,003,027	$1,900,723
______________________________
(1) A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholders' equity and book value per share, respectively, is set forth at the end of this press release.
(2) As of the last trading day prior to period end.
(3) Dollars in thousands.

Dividend and Stock Repurchase Program

On October 19, 2021, the Company's Board of Directors declared a $0.33 per share dividend, payable on November 12, 2021 to stockholders of record as of November 1, 2021. In January 2021, the Company’s Board of Directors approved a new stock repurchase program, which authorized the repurchase of up to 4,725,000 shares of its common stock. During the third quarter of 2021, the Company repurchased 280,270 shares of common stock at an average price of $39.82 per share with a total market value of $11.2 million under this program.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on October 21, 2021 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977 and asking to be joined to the Pacific Premier Bancorp conference call. Additionally, a telephone replay will be made available through October 28, 2021 at (877) 344-7529, conference ID 10160294.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Oregon, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with $21 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has over $17 billion of assets under custody and approximately 44,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners’ Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates, and the impact of acquisitions we have made or may make.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Given the ongoing and dynamic nature of the COVID-19 pandemic, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity and prospects remain uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve

System; inflation/deflation, interest rate, market, and monetary fluctuations; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of governmental efforts to restructure the U.S. financial regulatory system; changes in consumer spending, borrowing, and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue our stock repurchase program or reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to such program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crisis and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2020 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, President, and Chief Executive Officer
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000

Matthew J. Lazzaro
Senior Vice President, Director of Investor Relations
(949) 243-1082

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
ASSETS
Cash and cash equivalents	$322,320	$631,888	$1,554,668	$880,766	$1,103,077
Interest-bearing time deposits with financial institutions	2,708	2,708	2,708	2,845	2,845
Investments held-to-maturity, at amortized cost, net of allowance for credit losses	170,576	18,933	21,931	23,732	27,980
Investment securities available-for-sale, at fair value	4,709,815	4,487,447	3,857,337	3,931,115	3,600,731
FHLB, FRB, and other stock, at cost	118,399	117,738	117,843	117,055	116,819
Loans held for sale, at lower of amortized cost or fair value	8,100	4,714	7,311	601	1,032
Loans held for investment	13,982,861	13,594,598	13,117,392	13,236,433	13,450,840
Allowance for credit losses	(211,481)	(232,774)	(266,999)	(268,018)	(282,503)
Loans held for investment, net	13,771,380	13,361,824	12,850,393	12,968,415	13,168,337
Accrued interest receivable	63,228	67,529	65,098	74,574	73,112
Other real estate owned	—	—	—	—	334
Premises and equipment	72,850	73,821	76,329	78,884	80,326
Deferred income taxes, net	83,432	81,741	104,450	89,056	108,050
Bank owned life insurance	447,135	444,645	292,932	292,564	290,875
Intangible assets	73,451	77,363	81,364	85,507	90,012
Goodwill	901,312	901,312	900,204	898,569	898,434
Other assets	260,505	257,823	240,730	292,861	282,276
Total assets	$21,005,211	$20,529,486	$20,173,298	$19,736,544	$19,844,240
LIABILITIES
Deposit accounts:
Noninterest-bearing checking	$6,841,495	$6,768,384	$6,302,703	$6,011,106	$5,895,744
Interest-bearing:
Checking	3,477,902	3,103,343	3,155,071	2,913,260	2,937,910
Money market/savings	6,037,532	5,883,672	5,911,417	5,662,969	5,778,688
Retail certificates of deposit	1,113,070	1,259,698	1,353,431	1,471,512	1,542,029
Wholesale/brokered certificates of deposit	—	—	17,385	155,330	176,436
Total interest-bearing	10,628,504	10,246,713	10,437,304	10,203,071	10,435,063
Total deposits	17,469,999	17,015,097	16,740,007	16,214,177	16,330,807
FHLB advances and other borrowings	150,000	—	10,000	31,000	41,000
Subordinated debentures	330,408	476,622	501,611	501,511	501,443
Accrued expenses and other liabilities	216,688	224,348	218,582	243,207	282,905
Total liabilities	18,167,095	17,716,067	17,470,200	16,989,895	17,156,155
STOCKHOLDERS’ EQUITY
Common stock	929	931	931	931	930
Additional paid-in capital	2,347,626	2,352,112	2,348,445	2,354,871	2,351,532
Retained earnings	488,385	433,852	368,911	330,555	289,960
Accumulated other comprehensive income (loss)	1,176	26,524	(15,189)	60,292	45,663
Total stockholders' equity	2,838,116	2,813,419	2,703,098	2,746,649	2,688,085
Total liabilities and stockholders' equity	$21,005,211	$20,529,486	$20,173,298	$19,736,544	$19,844,240

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020
INTEREST INCOME
Loans	$157,025	$152,365	$167,455	$464,615	$414,059
Investment securities and other interest-earning assets	19,022	18,327	14,536	55,118	35,843
Total interest income	176,047	170,692	181,991	519,733	449,902
INTEREST EXPENSE
Deposits	2,432	3,265	8,509	10,123	28,651
FHLB advances and other borrowings	1	—	113	66	1,411
Subordinated debentures	4,545	6,493	6,823	17,889	13,827
Total interest expense	6,978	9,758	15,445	28,078	43,889
Net interest income before provision for credit losses	169,069	160,934	166,546	491,655	406,013
Provision for credit losses	(19,726)	(38,476)	4,210	(56,228)	190,299
Net interest income after provision for credit losses	188,795	199,410	162,336	547,883	215,714
NONINTEREST INCOME
Loan servicing income	536	622	481	1,616	1,395
Service charges on deposit accounts	2,375	2,222	1,593	6,629	4,707
Other service fee income	350	352	487	1,175	1,095
Debit card interchange fee income	834	1,099	944	2,720	1,749
Earnings on BOLI	3,266	2,279	2,270	7,778	4,920
Net gain from sales of loans	1,187	1,546	9,542	3,094	8,281
Net gain from sales of investment securities	4,190	5,085	1,141	13,321	8,880
Trust custodial account fees	11,446	7,897	6,960	26,565	9,357
Escrow and exchange fees	1,867	1,672	1,142	5,065	1,407
Other income	4,049	3,955	2,198	12,606	6,340
Total noninterest income	30,100	26,729	26,758	80,569	48,131
NONINTEREST EXPENSE
Compensation and benefits	53,592	53,474	51,021	159,614	128,408
Premises and occupancy	12,611	12,240	12,373	36,831	30,028
Data processing	6,296	5,765	6,783	17,889	14,501
Other real estate owned operations, net	—	—	(17)	—	6
FDIC insurance premiums	1,392	1,312	1,145	3,885	2,358
Legal and professional services	4,563	4,186	5,108	12,684	11,328
Marketing expense	2,008	1,490	1,718	5,096	4,449
Office expense	1,076	1,589	2,389	4,494	5,025
Loan expense	1,332	1,165	802	3,612	2,447
Deposit expense	3,974	3,985	4,728	11,818	14,674
Merger-related expense	—	—	2,988	5	44,058
Amortization of intangible assets	3,912	4,001	4,538	12,056	12,567
Other expense	5,284	5,289	5,003	15,041	11,331
Total noninterest expense	96,040	94,496	98,579	283,025	281,180
Net income (loss) before income taxes	122,855	131,643	90,515	345,427	(17,335)
Income tax expense (benefit)	32,767	35,341	23,949	90,369	(10,550)
Net income (loss)	$90,088	$96,302	$66,566	$255,058	$(6,785)
EARNINGS (LOSS) PER SHARE
Basic	$0.95	$1.02	$0.71	$2.70	$(0.10)
Diluted	$0.95	$1.01	$0.70	$2.68	$(0.10)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	93,549,639	93,635,392	93,529,967	93,571,468	74,391,688
Diluted	94,060,724	94,218,028	93,719,167	94,090,407	74,391,688

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$663,076	$195	0.12%	$1,323,186	$315	0.10%	$1,388,897	$305	0.09%
Investment securities	4,807,854	18,827	1.57	4,243,644	18,012	1.70	3,283,840	14,231	1.73
Loans receivable, net (1)(2)	13,660,242	157,025	4.56	13,216,973	152,365	4.62	14,034,868	167,455	4.75
Total interest-earning assets	19,131,172	176,047	3.65	18,783,803	170,692	3.64	18,707,605	181,991	3.87
Noninterest-earning assets	1,673,731			1,506,612			1,659,156
Total assets	$20,804,903			$20,290,415			$20,366,761
Liabilities and equity
Interest-bearing deposits:
Interest checking	$3,383,219	$290	0.03%	$3,155,935	$336	0.04%	$3,001,738	$1,191	0.16%
Money market	5,554,881	1,309	0.09	5,558,790	2,002	0.14	5,490,541	4,855	0.35
Savings	401,804	58	0.06	384,376	84	0.09	357,768	109	0.12
Retail certificates of deposit	1,196,187	775	0.26	1,294,544	839	0.26	1,587,712	1,857	0.47
Wholesale/brokered certificates of deposit	—	—	—	1,357	4	1.18	265,672	497	0.74
Total interest-bearing deposits	10,536,091	2,432	0.09	10,395,002	3,265	0.13	10,703,431	8,509	0.32
FHLB advances and other borrowings	1,670	1	0.24	6,303	—	—	41,041	113	1.10
Subordinated debentures	330,575	4,545	5.50	480,415	6,493	5.41	501,396	6,823	5.44
Total borrowings	332,245	4,546	5.43	486,718	6,493	5.35	542,437	6,936	5.09
Total interest-bearing liabilities	10,868,336	6,978	0.25	10,881,720	9,758	0.36	11,245,868	15,445	0.55
Noninterest-bearing deposits	6,809,211			6,341,063			5,877,619
Other liabilities	282,556			320,324			553,407
Total liabilities	17,960,103			17,543,107			17,676,894
Stockholders' equity	2,844,800			2,747,308			2,689,867
Total liabilities and equity	$20,804,903			$20,290,415			$20,366,761
Net interest income		$169,069			$160,934			$166,546
Net interest margin (3)			3.51%			3.44%			3.54%
Cost of deposits (4)			0.06			0.08			0.20
Cost of funds (5)			0.16			0.23			0.36
Ratio of interest-earning assets to interest-bearing liabilities			176.03			172.62			166.35
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums.
(2) Interest income includes net discount accretion of $9.4 million, $9.5 million, and $12.2 million, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(Unaudited)

	September	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
Investor loans secured by real estate
CRE non-owner-occupied	$2,823,065	$2,810,233	$2,729,785	$2,675,085	$2,707,930
Multifamily	5,705,666	5,539,464	5,309,592	5,171,356	5,142,069
Construction and land	292,815	297,728	316,458	321,993	337,872
SBA secured by real estate (1)	49,446	53,003	56,381	57,331	57,610
Total investor loans secured by real estate	8,870,992	8,700,428	8,412,216	8,225,765	8,245,481
Business loans secured by real estate (2)
CRE owner-occupied	2,242,164	2,089,300	2,029,984	2,114,050	2,119,788
Franchise real estate secured	354,481	358,120	340,805	347,932	359,329
SBA secured by real estate (3)	69,937	72,923	73,967	79,595	84,126
Total business loans secured by real estate	2,666,582	2,520,343	2,444,756	2,541,577	2,563,243
Commercial loans (4)
Commercial and industrial	1,888,870	1,795,144	1,656,098	1,768,834	1,820,995
Franchise non-real estate secured	392,950	401,315	399,041	444,797	515,980
SBA non-real estate secured	12,732	13,900	14,908	15,957	16,748
Total commercial loans	2,294,552	2,210,359	2,070,047	2,229,588	2,353,723
Retail loans
Single family residential (5)	144,309	157,228	184,049	232,574	243,359
Consumer	6,426	6,240	6,324	6,929	45,034
Total retail loans	150,735	163,468	190,373	239,503	288,393
Gross loans held for investment (6)	13,982,861	13,594,598	13,117,392	13,236,433	13,450,840
Allowance for credit losses for loans held for investment	(211,481)	(232,774)	(266,999)	(268,018)	(282,503)
Loans held for investment, net	$13,771,380	$13,361,824	$12,850,393	$12,968,415	$13,168,337

Loans held for sale, at lower of cost or fair value	$8,100	$4,714	$7,311	$601	$1,032
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $85.0 million, $94.4 million, $103.9 million, $113.8 million, and $126.3 million as of September 30, 2021, June 30, 2021, March 31, 2021, December 31,2020, and September 30, 2020, respectively.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
Asset quality
Nonperforming loans	$35,090	$34,387	$38,909	$29,209	$27,214
Other real estate owned	—	—	—	—	334
Nonperforming assets	$35,090	$34,387	$38,909	$29,209	$27,548

Total classified assets (1)	$124,506	$131,350	$134,667	$128,332	$137,042
Allowance for credit losses	211,481	232,774	266,999	268,018	282,503
Allowance for credit losses as a percent of total nonperforming loans	603%	677%	686%	918%	1,038%
Nonperforming loans as a percent of loans held for investment	0.25	0.25	0.30	0.22	0.20
Nonperforming assets as a percent of total assets	0.17	0.17	0.19	0.15	0.14
Classified loans to total loans held for investment	0.89	0.97	1.03	0.97	1.02
Classified assets to total assets	0.59	0.64	0.67	0.65	0.69
Net loan charge-offs for the quarter ended	$1,750	$1,094	$1,334	$6,406	$4,470
Net loan charge-offs for the quarter to average total loans	0.01%	0.01%	0.01%	0.05%	0.03%
Allowance for credit losses to loans held for investment (2)	1.51	1.71	2.04	2.02	2.10
Loans modified under the CARES Act	$—	$819	$—	$79,465	$118,298
Loans modified under the CARES Act as a percent of loans held for investment	—%	0.01%	—%	0.60%	0.88%
Delinquent loans
30 - 59 days	$728	$207	$13,116	$1,269	$7,084
60 - 89 days	936	83	61	57	1,086
90+ days	18,514	19,045	9,410	11,996	21,206
Total delinquency	$20,178	$19,335	$22,587	$13,322	$29,376
Delinquency as a percent of loans held for investment	0.14%	0.14%	0.17%	0.10%	0.22%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At September 30, 2021, 40% of loans held for investment include a fair value net discount of $85.0 million, or 0.60% of loans held for investment. At June 30, 2021, 45% of loans held for investment include a fair value net discount of $94.4 million, or 0.69% of loans held for investment. At September 30, 2020, 58% of loans held for investment include a fair value net discount of $126.3 million, or 0.93% of loans held for investment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
NONACCRUAL LOANS (1)
(Unaudited)

(Dollars in thousands)	Collateral Dependent Loans	ACL	Non-Collateral Dependent Loans	ACL	Total Nonaccrual Loans	Nonaccrual Loans With No ACL
September 30, 2021
Investor loans secured by real estate
CRE non-owner-occupied	$12,179	$571	$—	$—	$12,179	$4,563
SBA secured by real estate (2)	976	—	—	—	976	976
Total investor loans secured by real estate	13,155	571	—	—	13,155	5,539
Business loans secured by real estate (3)
CRE owner-occupied	4,978	—	—	—	4,978	4,978
SBA secured by real estate (4)	604	—	—	—	604	604
Total business loans secured by real estate	5,582	—	—	—	5,582	5,582
Commercial loans (5)
Commercial and industrial	1,816	—	443	—	2,259	2,259
Franchise non-real estate secured	1,086	—	12,333	—	13,419	13,419
SBA not secured by real estate	664	—	—	—	664	664
Total commercial loans	3,566	—	12,776	—	16,342	16,342
Retail loans
Single family residential (6)	11	—	—	—	11	11
Total retail loans	11	—	—	—	11	11
Totals nonaccrual loans	$22,314	$571	$12,776	$—	$35,090	$27,474
______________________________
(1) The ACL for nonaccrual loans is determined based on a discounted cash flow methodology unless the loan is considered collateral dependent. The ACL for collateral dependent loans is determined based on the estimated fair value of the underlying collateral.
(2) SBA loans that are collateralized by hotel/motel real property.
(3) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(4) SBA loans that are collateralized by real property other than hotel/motel real property.
(5) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(6) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
PAST DUE STATUS
(Unaudited)

		Days Past Due
(Dollars in thousands)	Current	30-59	60-89	90+	Total
September 30, 2021
Investor loans secured by real estate
CRE non-owner-occupied	$2,812,797	$—	$—	$10,268	$2,823,065
Multifamily	5,705,666	—	—	—	5,705,666
Construction and land	292,815	—	—	—	292,815
SBA secured by real estate (1)	48,470	—	629	347	49,446
Total investor loans secured by real estate	8,859,748	—	629	10,615	8,870,992
Business loans secured by real estate (2)
CRE owner-occupied	2,237,186	—	—	4,978	2,242,164
Franchise real estate secured	354,481	—	—	—	354,481
SBA secured by real estate (3)	69,496	—	—	441	69,937
Total business loans secured by real estate	2,661,163	—	—	5,419	2,666,582
Commercial loans (4)
Commercial and industrial	1,886,386	654	14	1,816	1,888,870
Franchise non-real estate secured	392,950	—	—	—	392,950
SBA not secured by real estate	11,701	74	293	664	12,732
Total commercial loans	2,291,037	728	307	2,480	2,294,552
Retail loans
Single family residential (5)	144,309	—	—	—	144,309
Consumer loans	6,426	—	—	—	6,426
Total retail loans	150,735	—	—	—	150,735
Total loans	$13,962,683	$728	$936	$18,514	$13,982,861
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CREDIT RISK GRADES
(Unaudited)

(Dollars in thousands)	Pass	Special Mention	Substandard	Total Gross Loans
September 30, 2021
Investor loans secured by real estate
CRE non-owner-occupied	$2,773,609	$18,206	$31,250	$2,823,065
Multifamily	5,703,795	—	1,871	5,705,666
Construction and land	292,815	—	—	292,815
SBA secured by real estate (1)	39,502	1,510	8,434	49,446
Total investor loans secured by real estate	8,809,721	19,716	41,555	8,870,992
Business loans secured by real estate (2)
CRE owner-occupied	2,219,546	7,819	14,799	2,242,164
Franchise real estate secured	354,481	—	—	354,481
SBA secured by real estate (3)	61,960	212	7,765	69,937
Total business loans secured by real estate	2,635,987	8,031	22,564	2,666,582
Commercial loans (4)
Commercial and industrial	1,838,441	14,818	35,611	1,888,870
Franchise non-real estate secured	370,211	—	22,739	392,950
SBA not secured by real estate	9,973	815	1,944	12,732
Total commercial loans	2,218,625	15,633	60,294	2,294,552
Retail loans
Single family residential (5)	144,258	—	51	144,309
Consumer loans	6,384	—	42	6,426
Total retail loans	150,642	—	93	150,735
Total loans	$13,814,975	$43,380	$124,506	$13,982,861
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP to Non-GAAP RECONCILIATIONS
(Unaudited)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Net income	$90,088	$96,302	$66,566
Plus: amortization of intangible assets expense	3,912	4,001	4,538
Less: amortization of intangible assets expense tax adjustment (1)	1,119	1,145	1,301
Net income for average tangible common equity	92,881	99,158	69,803
Plus: merger-related expense	—	—	2,988
Less: merger-related expense tax adjustment (1)	—	—	857
Net income for average tangible common equity excluding merger-related expense	$92,881	$99,158	$71,934

Average stockholders' equity	$2,844,800	$2,747,308	$2,689,867
Less: average intangible assets	75,795	79,784	92,768
Less: average goodwill	901,312	900,582	898,430
Average tangible common equity	$1,867,693	$1,766,942	$1,698,669

Return on average equity (annualized)	12.67%	14.02%	9.90%
Return on average tangible common equity (annualized)	19.89%	22.45%	16.44%
Return on average tangible common equity excluding merger-related expense (annualized)	19.89%	22.45%	16.94%
___________________________________________________
(1) Adjusted by statutory tax rate

For periods presented below, return on average assets excluding merger-related expense is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding merger-related expense and the related tax impact from net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.
	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Net income	$90,088	$96,302	$66,566
Plus: merger-related expense	—	—	2,988
Less: merger-related expense tax adjustment (1)	—	—	857
Net income for average assets excluding merger-related expense	$90,088	$96,302	$68,697

Average assets	$20,804,903	$20,290,415	$20,366,761

Return on average assets (annualized)	1.73%	1.90%	1.31%
Return on average assets excluding merger-related expense (annualized)	1.73%	1.90%	1.35%
____________________________________________
(1) Adjusted by statutory tax rate

Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses from net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Interest income	$176,047	$170,692	$181,991
Interest expense	6,978	9,758	15,445
Net interest income	169,069	160,934	166,546
Noninterest income	30,100	26,729	26,758
Revenue	199,169	187,663	193,304
Noninterest expense	96,040	94,496	98,579
Add: merger-related expense	—	—	2,988
Pre-provision net revenue	103,129	93,167	97,713
Pre-provision net revenue (annualized)	$412,516	$372,668	$390,852

Average assets	$20,804,903	$20,290,415	$20,366,761

Pre-provision net revenue on average assets	0.50%	0.46%	0.48%
Pre-provision net revenue on average assets (annualized)	1.98%	1.84%	1.92%

Noninterest expense (excluding merger-related expense) as a percent of average assets is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the noninterest expense (excluding merger-related expense) as a percent of average assets by excluding merger-related expenses from the noninterest expense and dividing by average assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Noninterest expense	$96,040	$94,496	$98,579
Less: merger-related expense	—	—	2,988
Noninterest expense excluding merger-related expense	$96,040	$94,496	$95,591

Average assets	$20,804,903	$20,290,415	$20,366,761

Noninterest expense as a percent of average assets (annualized)	1.85%	1.86%	1.94%
Noninterest expense excluding merger-related expense as a percent of average assets (annualized)	1.85%	1.86%	1.88%

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2021	2021	2021	2020	2020
Total stockholders' equity	$2,838,116	$2,813,419	$2,703,098	$2,746,649	$2,688,085
Less: intangible assets	974,763	978,675	981,568	984,076	988,446
Tangible common equity	$1,863,353	$1,834,744	$1,721,530	$1,762,573	$1,699,639

Total assets	$21,005,211	$20,529,486	$20,173,298	$19,736,544	$19,844,240
Less: intangible assets	974,763	978,675	981,568	984,076	988,446
Tangible assets	$20,030,448	$19,550,811	$19,191,730	$18,752,468	$18,855,794

Tangible common equity ratio	9.30%	9.38%	8.97%	9.40%	9.01%

Common shares issued and outstanding	94,354,211	94,656,575	94,644,415	94,483,136	94,375,521

Book value per share	$30.08	$29.72	$28.56	$29.07	$28.48
Less: intangible book value per share	10.33	10.34	10.37	10.42	10.47
Tangible book value per share	$19.75	$19.38	$18.19	$18.65	$18.01

Core net interest income and core net interest margin are non-GAAP financial measures derived from GAAP based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CDs, and nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Net interest income	$169,069	$160,934	$166,546
Less: scheduled accretion income	3,339	3,560	6,858
Less: accelerated accretion income	6,107	5,927	5,338
Less: premium amortization on CD	390	942	2,968
Less: nonrecurring nonaccrual interest paid	(74)	(216)	(275)
Core net interest income	159,307	150,721	151,657
Less: interest income on SBA PPP loans	—	—	838
Core net interest income excluding SBA PPP loans	$159,307	$150,721	$150,819

Average interest-earning assets	$19,131,172	$18,783,803	$18,707,605
Less: average SBA PPP loans	—	—	329,396
Average interest-earning assets excluding SBA PPP loans	$19,131,172	$18,783,803	$18,378,209

Net interest margin	3.51%	3.44%	3.54%
Core net interest margin	3.30%	3.22%	3.23%
Core net interest margin excluding SBA PPP loans	3.30%	3.22%	3.26%

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization, and merger-related expense to the sum of net interest income before provision for credit losses and total noninterest income, less gain (loss) on sale of securities, other income - security recoveries, gain/(loss) on sale of other real estate owned, and gain (loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2021	2021	2020
Total noninterest expense	$96,040	$94,496	$98,579
Less: amortization of intangible assets	3,912	4,001	4,538
Less: merger-related expense	—	—	2,988
Less: other real estate owned operations, net	—	—	(17)
Noninterest expense, adjusted	$92,128	$90,495	$91,070

Net interest income before provision for credit losses	$169,069	$160,934	$166,546
Add: total noninterest income	30,100	26,729	26,758
Less: net gain from investment securities	4,190	5,085	1,141
Less: other income - security recoveries	1	6	1
Less: net gain from other real estate owned	—	—	13
Less: net gain (loss) from debt extinguishment	970	(647)	—
Revenue, adjusted	$194,008	$183,219	$192,149

Efficiency ratio	47.5%	49.4%	47.4%